Exhibit 99.1

Pulse Biosciences Reports Business Updates and Third Quarter 2025 Financial Results

HAYWARD, California. [Business Wire] – November 5, 2025. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel nPulse™ technology using its proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) energy, today announced business updates and financial results for the third quarter ended September 30, 2025.

Recent Business Highlights

Soft Tissue Ablation

●	Initiated a multi-center clinical study, PRECISE-BTN, for the treatment of benign thyroid nodules (BTN) with the nPulse Vybrance percutaneous electrode system and have now enrolled 40% of the study subjects.
●	Generated $86 thousand in revenue through commencement of the limited market release.
●	Treated over 200 patients to date across the pilot program, the PRECISE-BTN Study, and initial commercial procedures.

Surgical AF Ablation

●	Received FDA IDE approval and enrolled the initial subject in the nPulse Cardiac Surgery System Study, NANOCLAMP AF, for the treatment of atrial fibrillation (AF), representing the first PFA study approved by FDA for a surgical cardiac ablation device in concomitant surgical procedures.
●	Treated 44 patients to date and generated positive clinical outcomes, as indicated by follow up remapping procedures, as part of the nsPFA Cardiac Surgery System AF feasibility study in Europe.
●	Late-Breaking data from the nPulse™ Cardiac Surgical System first-in-human feasibility study presented at the 39th European Association for Cardio-Thoracic Surgery Annual Meeting highlighted that the electroanatomical mapping results for the first 24 patients treated show durable and consistent pulmonary vein isolation and posterior box isolation, each achieved safely with rapid ablation times.

Endocardial Catheter AF Ablation

●	Submitted FDA IDE application, including the pivotal study protocol, and plan to commence an IDE study in Q1 2026.
●	Treated 150 total patients with the nsPFA 360° catheter to date as part of the multi-center, AF feasibility study in Europe.

“In each of our three market programs, we continue to accomplish the clinical and regulatory milestones   required to deliver the benefits of nanosecond PFA to more patients and providers,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “We are advancing early market adoption for the nPulse Vybrance Percutaneous Electrode System, enrolling patients in the IDE pivotal study for the nPulse Cardiac Surgery System and progressing our IDE submission for our nPulse 360 Catheter, while we continue to treat patients in our two feasibility studies in Europe. The Pulse Biosciences team is executing our strategy to validate the safety, efficacy, and market-disrupting potential of our nPulse technology platform and we are very pleased with the patient outcomes and our early clinical results achieved to date.”

Third Quarter 2025 Financial Results

Total revenue was $86 thousand for the third quarter of 2025, including both nPulse capital and Vybrance disposables sales.

Total GAAP costs and expenses, representing cost of product revenue, research and development, and selling, general, and administrative expenses, for the three months ended September 30, 2025, were $20.5 million, an increase of $6.8 million compared to $13.7 million in the prior year period. The increase was primarily driven by administrative expenses related to the expanding organization to support advancement of the nsPFA device clinical trials and commercialization, and non-cash stock-based compensation. Non-GAAP costs and expenses for the three months ended September 30, 2025, were $14.6 million, an increase of $4.2 million compared to $10.4 million in the prior year period.

GAAP net loss for the three months ended September 30, 2025 was ($19.4) million compared to ($12.7) million for the three months ended September 30, 2024. Non-GAAP net loss for the three months ended September 30, 2025 was ($13.5) million compared to ($9.4) million for the three months ended September 30, 2024.

Cash and cash equivalents totaled $95.2 million as of September 30, 2025, compared to $79.0 million as of September 30, 2024 and $106.3 million as of June 30, 2025. Cash used in operating activities in the third quarter of 2025 totaled $13.0 million, compared to $9.0 million used in the same period in the prior year, and $12.8 million used in the second quarter of 2025.

Reconciliations of GAAP to Non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, November 5, 2025, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-800-715-9871 from the U.S. or 1-646-307-1963 internationally and providing Conference ID 7706791. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as the potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers, such as surgical soft tissue ablation.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA, nanosecond PFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, restructuring, severance, and a legal settlement. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude non-cash expenses for stock-based compensation, depreciation and amortization, restructuring costs, severance expense, and legal settlement expenses.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning the effectiveness of the Company’s nPulse technology to non-thermally clear cells while sparing adjacent noncellular tissue, statements concerning the potential market opportunities for the use of nsPFA to treat AF or benign thyroid nodules and whether these markets might grow in the future;  statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device, such as the nPulse Cardiac Surgical System, statements concerning the Company’s future clinical and regulatory initiatives anywhere in the world, such as whether the FDA will approve the Company’s presently pending IDE submission, the Company’s expectations, whether stated or implied, regarding whether the Company’s nsPFA technology will become a disruptive, superior and durable treatment option for treating atrial fibrillation or any other medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$95,214	$118,038
Accounts Receivable	15	—
Inventory	57	—
Prepaid expenses and other current assets	1,871	1,411
Total current assets	97,157	119,449

Property and equipment, net	1,055	1,160
Intangible assets, net	741	1,220
Goodwill	2,791	2,791
Right-of-use assets	6,316	7,163
Other assets	705	677
Total assets	$108,765	$132,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,978	$1,673
Accrued expenses	5,203	7,027
Lease liability, current	1,519	1,355
Total current liabilities	9,700	10,055

Lease liability, less current	6,371	7,543
Total liabilities	16,071	17,598

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 67,738 shares and 65,926 shares as of September 30, 2025 and December 31, 2024, respectively	68	66
Additional paid-in capital	538,474	505,296
Accumulated deficit	(445,848)	(390,500)
Total stockholders’ equity	92,694	114,862
Total liabilities and stockholders’ equity	$108,765	$132,460

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$86	$—	$86	$—

Cost and expenses:
Cost of product revenue	279	—	279	—
Research and development	11,393	7,703	33,794	21,674
Selling, general and administrative	8,781	5,952	24,699	14,322
Total cost and expenses	20,453	13,655	58,772	35,996
Loss from operations	(20,367)	(13,655)	(58,686)	(35,996)

Other income (expense):
Interest income	1,001	976	3,385	1,804
Other expense	(19)	(1)	(47)	(8)
Total other income	982	975	3,338	1,796
Net loss	(19,385)	(12,680)	(55,348)	(34,200)
Comprehensive loss	$(19,385)	$(12,680)	$(55,348)	$(34,200)

Net loss per share, basic and diluted	$(0.29)	$(0.21)	$(0.82)	$(0.60)
Weighted average common shares outstanding, basic and diluted	67,385	61,066	67,263	57,169

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Stock Based Compensation Expense:	2025	2024	2025	2024
Cost of product revenue	$52	$—	$52	$—
Research and development	2,232	1,108	7,329	3,058
Selling, general and administrative	3,333	1,874	9,106	3,735
Total stock-based compensation expense	$5,617	$2,982	$16,487	$6,793

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Reconciliation of GAAP to non-GAAP Cost of product revenue:
GAAP Cost of product revenue	$279	$—	$279	$—
Less: Stock-based compensation expense	(52)	—	(52)	—
Less: Depreciation and amortization	(3)	—	(3)	—
Non-GAAP Cost of product revenue	$224	$—	$224	$—

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$11,393	$7,703	$33,794	$21,674
Less: Stock-based compensation expense	(2,232)	(1,108)	(7,329)	(3,058)
Less: Depreciation and amortization	(41)	(47)	(131)	(152)
Non-GAAP Research and development	$9,120	$6,548	$26,334	$18,464

Reconciliation of GAAP to non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$8,781	$5,952	$24,699	$14,322
Less: Stock-based compensation expense	(3,333)	(1,874)	(9,106)	(3,735)
Less: Depreciation and amortization	(212)	(247)	(678)	(739)
Add: Legal settlement	—	—	590	—
Non-GAAP Selling, general and administrative	$5,236	$3,831	$15,505	$9,848

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$20,453	$13,655	$58,772	$35,996
Less: Stock-based compensation expense	(5,617)	(2,982)	(16,487)	(6,793)
Less: Depreciation and amortization	(256)	(294)	(812)	(891)
Add: Legal settlement	—	—	590	—
Non-GAAP Cost and expenses	$14,580	$10,379	$42,063	$28,312

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(19,385)	$(12,680)	$(55,348)	$(34,200)
Add: Stock-based compensation expense	5,617	2,982	16,487	6,793
Add: Depreciation and amortization	256	294	812	891
Less: Legal settlement	—	—	(590)	—
Non-GAAP Net loss	$(13,512)	$(9,404)	$(38,639)	$(26,516)